UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): November 29, 2012

SKY DIGITAL STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

#8/F, South Block, Resouces Tech Building
1 Song Ping Shan Road,
High-Tech Industrial Park,
Nanshan District,
Shenzhen, China 518057

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 755 82718088

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 29, 2012, the Board of Directors of SKY Digital Stores Corp. (the “Company”) made the decision to deregister the Company’s common stock, par value $0.001 per share (the “Common Stock”) because the financial and other costs to the Company of remaining a U.S. public company far outweigh the benefits to the Company and its shareholders of having the Common Stock registered. In particular, the difficulties faced by smaller Chinese companies in raising capital in the United States make it impossible to justify the significant expenses associated with audit, legal, regulatory and related expenses. By deregistering its Common Stock, the Company will be able to focus all of its efforts on continuing to grow its core business.

Accordingly, the Company has filed a Form 15 terminating the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company is relying on Rules 12g-4(a)(1) and 12h-3(b)(1)(i) under the Exchange Act, to terminate its duty with respect to the Common Stock. Accordingly, the Section 12(g) registration will be terminated 90 days after the filing of the Form 15, at which time the Company will have no further reporting obligations under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY Digital Stores Corp.

Date: November 29, 2012	By:	/s/ Lin Xiangfeng
Lin Xiangfeng
Chief Executive Officer
(Principal Executive Officer)

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